SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported)    June 11, 1997


                     Performance Technologies, Incorporated
             (Exact name of registrant as specified in its charter)



      Delaware                         0-27460                16-1158413
 (State or other jurisdiction        (Commission            (IRS Employer
  of incorporation)                   File Number)           Identification No.)


 315 Science Parkway, Rochester, New York                             14620
(Address of principal executive offices)                             (Zip Code)



        Registrant's telephone number, including area code (716) 256-0200



         (Former name or former address, if changed since last report.)

Item 5.   Other Events.

On June 11, 1997, the Registrant issued the following press release:

                        PERFORMANCE TECHNOLOGIES APPOINTS
                           NEW CHIEF EXECUTIVE OFFICER

ROCHESTER, NY -- June 11, 1997 -- Performance Technologies, Inc. (NASDAQ: PTIX) announced today the appointment of Donald L. Turrell as Chief Executive Officer for the Company. Former CEO, Charles E. Maginness, will continue in his current capacity as Chairman of the Board for PTI and will actively work with the
Company's Board in the development of long range strategies and business opportunities to ensure continued growth and profitability for the communications and networking company. Maginness will also retain his current position as Chief Executive Officer of the Company's San Diego based subsidiary, UconX Corporation.

      In addition to his new role as CEO, Turrell will also continue in his present position as President and Chief Operating Officer, responsible for managing the day-to-day operations of Performance Technologies.

      "Several months ago, I indicated to the Board of Directors the time was appropriate to develop a management transition plan that would provide a seamless transfer of my management responsibilities over time," said Maginness at the Company's Annual Meeting of Shareholders. "Today's announcement represents the first phase of that plan. I look forward to continuing my role as Chairman and focusing my efforts on the development and implementation of strategic business activities which support our evolving long term corporate objectives."

      Regarding the transition of his CEO responsibilities, Maginness continued, "Don Turrell has been instrumental in the development and growth of Performance Technologies. He is a uniquely qualified individual. During the 13 years Don has been with PIT, we have worked closely to develop a company that, today, has an established reputation for delivering quality products and services to selected niche markets. We will continue to work closely together and I look forward to that relationship from a personal, as well as a professional, perspective. I know the leadership skills Don has demonstrated in the past represent an invaluable asset to Performance Technologies as we take the necessary steps to position the Company for the next significant phase of its evolution."

      Performance Technologies, Inc., designs, manufacturers and markets a wide variety of fault-tolerant, high performance communications, networking and data storage interface systems products. The Company's products are targeted towards high-performance, mission-critical networking solutions used in telecommunications, financial services, defense and transportation. Performance Technologies, Inc. is publicly traded on the NASDAQ stock exchange under the symbol PTIX. For further information, visit PTI's World Wide Web site at htt://www.pt.com.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                     PERFORMANCE TECHNOLOGIES, INCORPORATED




                                    By:   /s/Donald L.Turrell
                                          -------------------
                                             Donald L. Turrell
                                             CEO/President

Dated:  June 24, 1997

                                INDEX TO EXHIBITS


(1)  Underwriting agreement

     Not Applicable.

(2) Plan of acquisition, reorganization, arrangement, liquidation or succession

     Not Applicable.

(4)  Instruments defining the rights of security holders, including indentures

     Not Applicable.

(16) Letter re change in certifying accountant

     Not Applicable.

(17) Letter re director resignation

     Not Applicable.

(21) Other documents or statements to security holders

     Not Applicable.

(24) Consents of experts and counsel

     Not Applicable.

(25) Power of attorney

     Not Applicable.

(27) Financial Data Schedule

     Not Applicable.

(99) Additional Exhibits

     None.